                                   EXHIBIT 11



                STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS





                                        Three Months     Three Months      Six Months       Six Months
                                            Ended            Ended            Ended            Ended
                                        June 30, 1997    June 30, 1996    June 30, 1997    June 30, 1996
                                        -------------    -------------    -------------    -------------

Net loss-Limited Partners                    $  0          $(1,451,122)       $  0          $(4,831,914)
                                             ====          ===========        ====          ===========

Average Class A and B units outstanding      $921                  921        $921                  921
                                             ====          ===========        ====          ===========

Net loss per Class A and B unit              $  0          $    (1,576)       $  0          $    (5,246)
                                             ====          ===========        ====          ===========